Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated April 5, 2019, relating to the consolidated financial statements of Mitcham Industries, Inc. appearing in their Annual Report (Form 10-K) for the year ended January 31, 2019.

/s/ Moss Adams LLP

Houston, Texas
September 5, 2019